Registration No. 333- __________

As filed with the Securities and Exchange Commission on November
1, 1996.


                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549
                             ____________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                             ____________

                        THERAGENICS CORPORATION
        (Exact name of registrant as specified in its charter)

   Delaware                      3844               58-1528626
(State or other           (Primary Standard      (I.R.S.Employer
 jurisdiction of              Industrial          Identification
 incorporation or           Classification        No.)
 organization)               Code Number)

                          M. Christine Jacobs
                        Chief Executive Officer
                         5325 Oakbrook Parkway
                        Norcross, Georgia 30093
                            (770) 381-8338

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices and Agent
For Service)

                               Copy to:
                        Richard H. Miller, Esq.
                  Powell, Goldstein, Frazer & Murphy
                            Sixteenth Floor
                       191 Peachtree Street, NE
                        Atlanta, Georgia 30303
                            (404) 572-6600

            THERAGENICS CORPORATION, 1995 STOCK OPTION PLAN

                       (Full title of the Plan)

                    CALCULATION OF REGISTRATION FEE

Title of      Amount      Proposed      Proposed     Amount of
securities    to be       maximum       maximum      registration
to be         regis-      offering      aggregate    fee
registered    tered(1)    price per     offering
                          unit(1)       price(1)

Common Stock    500,000    $17.00     $8,500,000.00   $2,576.00
par value       shares
$.01 per
share


(1) Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) &
(h)(1) under the Securities Act of 1993, as amended (the "Securities Act"). Based on the closing price of the Common Stock on the Nasdaq National Market as of October 30, 1996.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation Of Documents By Reference.

      Theragenics Corporation (the "Company") hereby incorporates by reference into this Registration Statement its Prospectus and the following documents:

      (a) The Company's Annual Report on Form 10-K for the Year ended December 31, 1995;

      (b) The Company's Quarterly Reports on Form 10-Q for the
      Quarters Ended March 31, 1996 and June 30, 1996;

      (c) The description of the Company's Common Stock contained in the Form 8-A Registration Statement filed with the Securities and Exchange Commission (the "Commission") on
      March 2, 1987; and

      (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified and superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

      The class of securities offered is registered under Section
12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

      None.

Item 6.   Indemnification of Directors and Officers.

      Under the Delaware General Corporation Law (the "DGCL"), directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the bests interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the
                          Page 2
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case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the DGCL requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

      The Seventh Article of the Company's Certificate of Incorporation, as amended ("Article Seventh"), provides that the Company will indemnify and hold harmless, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any amendment, only to the extent that the amendment permits the Company to provide broader indemnification rights than the law permitted the Company to provide before the amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement)reasonably incurred or suffered by each person who was or is made a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent in connection therewith, and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent, and will inure to the benefit of his or her heirs, executors and administrators; provided , however, that, except as provided in the paragraph below, the Company will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the board of directors of the Company (the "Board of Directors") authorized the proceeding (or part thereof).

      The right to indemnification conferred in Article Seventh is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, may only be made by delivering to the Company an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined in accordance with the paragraph below that the director or officer is not entitled to be indemnified under Article Seventh. The Company may, by action of the Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the above indemnification of directors and officers.

      The Company will provide indemnification to a director of the Company (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL. The Company will provide indemnification of an officer, employee or agent of the Company (unless ordered by a court) upon a determination that indemnification of the officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL. The Board of Directors will make any such determination by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; however, if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, such determination will instead be made by independent legal counsel in a written opinion or by the Company's stockholders.

      If the Company does not pay in full a claim brought under Article Seventh within 30 days after the Company receives a written claim, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting the claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Company. Neither the Company's failure (including by the Board of Directors, independent legal counsel, or stockholders) to have made a determination before the commencement of the action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor the Company's actual determination (including by the Board of Directors, independent legal counsel, or stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in Article Seventh will not be exclusive of any other right that any person may have or acquire under any statute, provision of the Company's Certificate of Incorporation, by-laws (the "By-Laws"), agreement, vote of stockholders or disinterested directors or otherwise.

      The Company may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.   Exhibits.

      The following exhibits are filed as part of this Registration Statement:

Exhibit
Number        Description

5             Opinion of Powell, Goldstein, Frazer & Murphy

10.1          Theragenics Corporation, 1995 Stock Option Plan

23.1 Consent of Powell, Goldstein, Frazer & Murphy, included in Exhibit 5

23.2          Consent of Grant Thornton LLP

24            Powers of Attorney (included on signature page)


Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of the By-Laws, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Norcross, State of Georgia, on October 31, 1996.

                         THERAGENICS CORPORATION



                     By: /s/ M. Christine Jacobs
                         M. Christine Jacobs,
                         Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                         POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints M. Christine Jacobs and Bruce W. Smith, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


  Signatures                 Title                 Date

/s/ M. Christine Jacobs  Chief Executive       October 31, 1996
M. Christine Jacobs      Officer(Principal
                         Executive Officer)
                         and Director

/s/ Bruce W. Smith       Chief Financial       October 31, 1996
Bruce W. Smith           Officer, Treasurer
                         (Chief Financial
                         Officer) and
                         Secretary

/s/ Charles Klimkowski   Director and          October 31, 1996
Charles Klimkowski       Chairman

/s/ John V. Herndon      Director              October 28, 1996
John V. Herndon

/s/ Orwin L. Carter      Director              October 28, 1996
Orwin L. Carter

/s/ Peter A.A. Saunders  Director              October 28, 1996
Peter A.A. Saunders

/s/ Otis W. Brawley      Director              October 30, 1996
Otis W. Brawley

                        INDEX TO EXHIBITS


Exhibit
Number          Description

5               Opinion of Powell, Goldstein, Frazer & Murphy

10.1            Theragenics Corporation, 1995 Stock Option Plan

23.1 Consent of Powell, Goldstein, Frazer & Murphy, included in Exhibit 5

23.2            Consent of Grant Thornton LLP